                          BUCK HILL FALLS COMPANY

                     BY LAWS OF BUCK HILL FALLS COMPANY
                     ----------------------------------


ARTICLE 1 - CORPORATION OFFICE
- ---------

        SECTION 1.1 The name of the Corporation as filed in the Charter is Buck Hill Falls Company, incorporated under the Laws of the Commonwealth of Pennsylvania on December 31, 1900.

        SECTION 1.2 The Corporation shall maintain its principal office in Buck Hill Falls, Monroe County, Pennsylvania.

        SECTION 1.3 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate of the business of the Corporation may require.

ARTICLE 2 - SHAREHOLDERS MEETINGS
- ---------

        SECTION 2.1 All meetings of the shareholders shall be held at such time and place as may be fixed from time to time by the Board of Directors.

        SECTION 2.2 The annual meeting of the shareholders shall be held on such date and at such time as shall be determined by the Board of Directors, when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

        SECTION 2.3 Special meetings of the shareholders may be called at any time by the president, a majority of the Board of Directors or by shareholders entitled to cast at least one-fifth of the votes that all shareholders are entitled to cast at the particular meeting. If such request is addressed to the Secretary, it shall be signed by the persons making the same and shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at a time, not less than ten nor more than sixty days thereafter, as the Secretary may fix. If the Secretary shall neglect or refuse to issue such call within five days from the receipt of such request, the person or persons making the request may issue the call.

        SECTION 2.4 Written notice of all meetings other than adjourned meetings of shareholders, stating the place, date and hour, and, in case of special meetings of shareholders, the purpose thereof, shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least five days before such meeting, unless a greater period of notice is required by statute or by these By-Laws, to each shareholder entitled to vote thereat at such address as appears on the stock transfer books of the Corporation.

ARTICLE 3 - QUORUM Of SHAREHOLDERS
- ---------

        Section 3.1 The presence, in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute, the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present in person or by proxy shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, provided that if the meetings adjourned beyond midnight of the date of the scheduled meeting, then 48 hours notice of such reconvened meeting shall be given to the shareholders by public notice in a newspaper of general circulation in the area, until the requisite number of shareholders for a quorum shall be present in person or by proxy and those attending the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.
At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted that might have been transacted at the original meeting if a quorum had been present. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

ARTICLE 4 - VOTING RIGHTS
- ---------

        SECTION 4.2 Except as may be otherwise provided by law or by the Articles of Incorporation, at every shareholders meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the books of the Corporation on the record date fixed for the meeting. Each shareholder shall be entitled to cumulate his vote for election of Directors. No share shall be voted at any meeting if any installment is due and unpaid thereon.

        SECTION 4.2 When a quorum is present at any meeting, the voice vote of the holders of a majority of the stock having voting power, present in person or by proxy shall decide any question brought before such meeting except as otherwise provided by law or by the Articles of Incorporation, and by Section 4.3.

        SECTION 4.3 Upon demand made before the voting begins by a shareholder entitled to vote on any matter coming before the Shareholders, the voting shall be by written ballot.

ARTICLE 5 - PROXIES
- ---------

        SECTION 5.1 Every Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every Proxy shall be executed in writing by the shareholder or his duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest,

shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

ARTICLE 6 - RECORD DATE
- ---------

        SECTION 6.1 The Board of Directors may fix a time, not more than fifty days prior to the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice, of, and to vote at, any such meeting. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders meeting, tranferees of shares that are transferred on the books of the Corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

ARTICLE 7 - VOTING LISTS
- ---------

        SECTION 7.1 The officer or agent having charge of the Stock transfer books of the Corporation Shall make, at least five days before each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at the meeting, with their addresses and the number of shares held by each, which list shad be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced at and kept open for inspection by any shareholder during the entire meeting. The original stock transfer books for shares of the Corporation, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to exercise the rights of a shareholder.

ARTICLE 8 - JUDGES OF ELECTION
- ---------

        SECTION 8.1 In advance of any meeting of shareholders, the Board of Directors shall appoint three judges of election, who need not be shareholders, to act at such meeting and any adjournment thereof. No person who is a candidate for office shall act as a judge. The decision, act or certificate of a majority of the judges shall be the decision, act or certificate of all.

ARTICLE 9 - DIRECTORS
- ---------

        SECTION 9.1 The number of members of the Board of Directors shall be nine, or such other number as may be determine from time to time
by the Board of Directors, but shall in no even be less than five or more than twelve. Each Director shall be a natural person of full age who need not be a resident of Pennsylvania or a shareholder of the Corporation.

        SECTION 9.2 The Directors shall be classified in respect of the time for which they shall severally hold office as follows:

                  (i) Each class shall be as nearly equal as possible; subject to the foregoing, the number of Directors in each class shall be determined from time to time by the Board of Directors.

                 (ii) The term of office of at least one class shall expire at the annual meeting of shareholders in each year.

                (iii) The members of each class shall be elected for a term expiring at the annual meeting of shareholders in the third calendar year following the year of their election (such term is hereinafter referred to in this Article 9 as a "Three Year Term"); provided, that at the Annual Meeting of Shareholders to be held in 1992, one director shall be elected to the class of Directors whose term expires at the Annual Meeting of Shareholders to be held in 1994.

        SECTION 9.3 The Board of Directors may declare vacant the office of a Director who has been judicially declared or unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 30 days after notice of his selection, he does not accept the office either in writing or by attending a meeting of the board of Directors.

        SECTION 9.4 A Director who has served on the Board of Directors for two full consecutive Three Year Terms may not again stand for election until the Annual Meeting of Shareholders occurring in the first year following the year in which such second consecutive term ended; provided, that a Director who has served for two full consecutive Three Year Terms ending at the Annual Meeting of Shareholders in 1992 may be elected at the Annual Meeting of Shareholders in 1992 for the term expiring at the Annual Meeting of Shareholders to be held in 1994, in which case, for the purposes of this Section 9.4, such Director will be deemed to have completed two full consecutive Three Year Terms at the completion of his term expiring at the Annual Meeting of Shareholders in 1994.

        SECTION 9.5 The Board of Directors shall approve a slate of nominees for the class of Directors whose terms expire at the annual meeting of shareholders. A copy of this slate together with a resume and statement of purpose for each candidate shall accompany the notice of the annual meeting of shareholders. Additional nominations may be made at the annual meeting by any shareholder entitled to vote provided that notice of such intent together with resume and statement of purpose from the proposed nominee shall be delivered to the Secretary of the Company no later than 21 days prior to the annual meeting. It shall be the duty of








the Secretary to send this information in writing to all shareholders of record no later than 14 days prior to the annual meeting. Failure of the Secretary to perform such duty shall not prejudice the shareholder right of nomination.

ARTICLE 10 - VACANCIES ON THE BOARD OF DIRECTORS
- ----------

        SECTION 10.1 Each Director shall hold office until the expiration of the term for which he was selected and until his successor has been selected and qualified, or until his earlier death, resignation or removal. Any vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board of Directors (though less than a quorum) or by a sole remaining Director, and each person so selected shall be a Director to serve for the balance of the unexpired term.

ARTICLE 11 - POWERS OF BOARD OF DIRECTORS
- ----------

        SECTION 11.1 The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these By-Laws directed or required to be exercised and done by the shareholders.

        SECTION 11.2 The Board of Directors shall have the power and authority to appoint an Executive Committee and such other committees as may be deemed necessary by the Board of Directors for efficient operation of, the Corporation. The Executive Committee shall consist of the President, and not less than two other directors. The Executive Committee shall meet at such time as may be fixed by the Board of Directors, or upon call of the President. A majority of members of the Executive Committee shall constitute a quorum. The Executive Committee shall have and exercise the authority of the Board of Directors as may be delegated to it by the Board.

ARTICLE 12 - MEETINGS OF THE BOARD OF DIRECTORS
- ----------

        SECTION 12.1 An organization meeting may be held immediately following the annual shareholders meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all such directors.

        SECTION 12.2 Regular meetings of the Board of Directors shall be held on such dates and at such times as shall be determined by the Board of Directors. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

        SECTION 12.3 Special meetings of the Board of Directors may be called by the President on one day's notice to each director, either


personally or by mail, telegram or telephone. Special meetings shall be called by the President in like manner and one like notice upon the written request of three directors.

        SECTION 12.4 At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment by means of which all persons at the meeting can hear one another, at which a quorum is present in person or by such authorized communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by law by the Articles of Incorporation or by these By-Laws. If a quorum is not present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or as permitted herein.

ARTICLE 13 - INFORMAL ACTION BY THE BOARD OF DIRECTORS
- ----------

        SECTION 13.1   If all the directors shall severally or
collectively consent in writing, including by not limited to telegrams and radiograms, to any action to be taken by the Corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directions.

ARTICLE 14 - COMPENSATION OF DIRECTORS
- ----------

        SECTION 14.1 Directors, as such, may received a stated fee for their services, or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation thereof.

ARTICLE 15 - OFFICERS
- ----------

        SECTION 15.1 The Officers of the Corporation shall be elected by the Board of Directors at its organization meeting and shall consist of a President, a Vice-President, a Secretary, and a Treasurer. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary. Each Officer shall hold office for such term, shall have such authority and shall perform such duties as may from time to time be prescribed by the Board of Directors and in these By-Laws. Any two or more offices may be held by the same person.

        SECTION 15.2 The compensation of all officers of the Corporation shall be approved by the Board of Directors.

        SECTION 15.3 The Board of Directors may remove any officer or agent elected or appointed, at any time and within the period, if any, for



which such person was elected or employed, whenever in the Board's judgment it is in the best interests of the Corporation, and all persons shall be elected and employed subject to the provisions hereof. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

ARTICLE 16 - THE PRESIDENT
- ----------

        SECTION 16.1 The President shall be the chief executive officer of the Corporation; shall have general and active management of the business of the Corporation; shall see that all orders and resolutions of the Board are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation; and shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

ARTICLE 17 - THE VICE PRESIDENT
- ----------

        SECTION 17.1 The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all the powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these By-Laws, or as shall be determined by resolution of the Board of Directors. Any Vice President may, in the discretion of the Board of Directors, be designated as "executive," "senior," or by any succeeding ordinal number or by departmental or functional classification.

ARTICLE l8 - THE SECRETARY
- ----------

        SECTION 18.1 The Secretary shall attend all meetings of the Board of Directors and of the shareholders and shall keep accurate records thereof in one or more minutes books kept for that purpose; shall give, or cause to be given, the required notice of all meetings of the shareholders, of the Board of Directors and of special meetings of the Executive Committee; shall keep in safe custody the corporate seal of the Corporation and affix the same to any instrument, requiring it, and when so fixed, it shall be attested by the Secretary's signature or the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. The Secretary shall oversee, in conjunction with an transfer agent appointed by the Board of Directors, the stock certificate books and stock ledgers of the Corporation, in which shall be recorded all stock issues, transfers, the dates of same the names and addresses of all shareholders and the number of shares held by each; shall, when necessary, prepare new certificates upon the transfer of shares and surrender of the old certificates; shall cancel such surrendered certificates; and shall perform such other duties as may be assigned to him by the Board of Directors.



ARTICLE 19 - THE TREASURER
- ----------

        SECTION 19.1 The Treasurer shall have the custody of the corporate funds and securities; shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer, or such other Officer or Employee of the Corporation as the Board of Directors may designated, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board of Directors; shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; shall render to the Board of Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all transactions and of the financial condition of the Corporation; and shall have the right to affix the corporate seal to any instrument requiring it, and to attest to the same by his signature; and if so required by the Board of Directors, he shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

ARTICLE 20 - ASSISTANT OFFICERS
- ----------

        SECTION 20.1 Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He, shall perform such additional duties as the Board of Directors, the President, or the officer to whom he is assistant, may from time to time assign him.

ARTICLE 21 - INDEMNIFICATION OF DIRECTORS AND OFFICERS
- ----------

        SECTION 21.1 The Corporation is authorized to indemnify and director, officer, or employee, or any former director, officer, or employee, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer, or employee of the Corporation as is or was serving at the request of the Corporation or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believes to be in, or not opposed to, the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        SECTION 21.2 The Corporation is authorized to indemnify any director, officer, or employee who was or is a party to, or is threatened
to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise, against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action of suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

        SECTION 21.3 Except as may be otherwise ordered by a court, there shall be a presumption that any director or officer is entitled to indemnification as provided in Section 21.1 and 21.2, of these By-Laws unless either a majority of the directors who are not involved in such proceedings ("disinterested directors") or, if there are less than three disinterested directors, the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation, shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Section 21.1 and 21.2 of these By-Laws.

        SECTION 21.4 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 2.3 of these By-Laws upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article 2. Nothing contained herein shall require the corporation to pay any expenses incurred in defending any civil or criminal suit or any judgments or fines levied or settlements reached as a result of such suit prior to a determination by the Board of Directors or Shareholders pursuant to
Section 2.3 that such directors or officers are entitled to indemnification hereunder.

        SECTION 21.5 The indemnification provided by this Article 2 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director, officer and/or employee, and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer and/or employee and shall inure to the benefit of the heirs and persona1 representatives of such a person.





ARTICLE 22 - CERTIFICATE OF SHARES
- ----------

        SECTION 22.1 The share certificates of the corporation shal1 be numbered and registered in a share register as they are issued; shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case maybe; shall be signed by the President or a Vice President, and the Secretary or the Treasurer, or any other person properly authorized by the Board of Directors and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

ARTICLE 23 - TRANSFER OF SHARES
- ----------

        SECTION 23.1 Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the share register of the Corporation.

ARTICLE 24 - LOST CERTIFICATES
- ----------

        SECTION 24.1 Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefor, the Board of Directors, or designee, may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person's making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advise the same in such manner as it shall require and/or to give the Corporation a bond in such form and sum and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense that it may incur by reason of the original certificate remaining outstanding.

ARTICLE 25 - DIVIDENDS
- ----------

        SECTION 25.1 The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in
writing, declare and pay dividends upon the outstanding shares of capital stock of this corporation in cash, property or shares of this Corporation, as long as any dividend shall not be in violation of law, other agreement, or the Articles of Incorporation.

        SECTION 25.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce of abolish any such reserve in the manner in which it was created.

ARTICLE 26 - FINANCIAL REPORT TO SHAREHOLDERS
- ----------

        SECTION 26.1 The President and the Board of Directors shall present at each annual meeting of the shareholders a full and complete statement of the business and affairs of the Corporation for the preceding year.

ARTICLE 27 - CHECKS AND NOTES
- ----------

        SECTION 27.1 All checks or demands for money and notes of the Corporation shall be signed by such officer of officers, or such other person or persons, as the Board of Directors may from time to time designate.

ARTICLE 28  - FISCAL YEAR
- ----------

        SECTION 28.1 The fiscal year of the corporation shall end on October 31 of each year.

ARTICLE 29 - SEAL
- ----------

        SECTION 29.1 The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal of Pennsylvania." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE 3O - NOTICES AND WAIVERS THEREOF
- ----------

        SECTION 30.1 Whenever, under the provisions of law or of the Articles of Incorporation or of these By-Laws, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice
shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

        SECTION 30.2 Any written notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time stated there. Attendance of any person entitled to notice, whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of the shareholders.

ARTICLE 31 - AMENDMENTS
- ----------

        SECTION 31.1 The authority to make, alter, amend, or repeal the By-Laws of the Corporation is vested in the Board of Directors of the Corporation, subject always to the power of the shareholders to make, alter, amend or repeal the By-Laws of the Corporation by the affirmative vote of holders of a majority of the shares of the Corporation's common stock issued, outstanding and entitled to vote.

ARTICLE 32 - LIMITATION OF SALE OF REAL ESTATE
- ----------

        Section 32.1 The Corporation shall not sell, convey, transfer or otherwise dispose of all or any portion of either its real estate or its utility assets, or subdivide all or any portion of its real estate, without the prior consent of the holders of a majority of the stock having voting power, present in person or by proxy, at a valid meeting of the shareholders such meeting to be held at a time not less than forty-five days nor more than sixty days after the call of the Secretary.

        Notwithstanding. the above, the requirements for shareholder approval set forth in this Article shall not be applicable to the following transactions, which occur in the ordinary course of the Corporation's business:

        1. The granting of routine utility easements related to the delivery of utility services to the Corporation or to lot owners in the Buck Hill settlement.

        2. The encumbering or mortgaging of the Corporation's real estate or utility assets as security for loans to the Corporation made after the effective date of this Article, providing the amount of any such loan or loans in the aggregate does not exceed $500,000.

        3. The dedication of public roads, causeways or other means of ingress or egress.

        4. The sale, conveyance, transfer or other disposal of individual home building lots of three (3) acres or less held by the Corporation for sale in the ordinary course of its business.



        5. The sale, conveyance, transfer or other disposal of de minimus parcels of land to lot owners for the -purposes of the expansion of a lot, improvement of ingress or egress or utility services to a lot compliance with land use regulations or' other similar purposes.

        Section 32.2 Notwithstanding any provision of these By-Laws to the contrary, including without limitation Article 31, this Article 32 shall not be altered, amended or repealed without the consent of the holders of a majority of the stock having voting power, present in person or by proxy, at a valid meeting of the shareholders to be held at a time not less than forty-five or more than sixty days after the call of the Secretary.




                                      13